malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

September 6, 2024

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Waton Financial Limited's disclosure regarding "Change in Registrant's Certifying Accountant" as included in the Amendment No. 1 to Form F-1 to be filed with the Securities and Exchange Commission on or about September 6, 2024. We agree with all statements pertaining to us. We have no basis on which to agree or disagree with the other statements contained therein.

MaloneBailey LLP

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

10370 Richmond Avenue, Suite 600, Houston, Texas 77042 USA 713 343 4286
Room 1902, Lenovo Houhai Center (Tower A), No. 3288 Houhaibin Road, Nanshan District, Shenzhen 518054, P.R. China 86 755 86278659
Room 707, 7th Floor, World Wealth Tower, No.6A Jianguomenwai Avenue, Chaoyang District, Beijing 100022, P.R. China 86 010 85563995
Level 9, Ariake Frontier Building Tower B, 3-7-26 Ariake Koto-ku, Tokyo 135-0063 Japan 81 3 5530 8447
www.malonebailey.com